UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2017

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 2, 2017, Rex Energy Corporation (the “Company”) filed a Form 8-K to disclose, under Items 1.01 and 2.03, the Company’s entrance on April 28, 2017 into (i) a Term Loan Credit Agreement with Angelo, Gordon Energy Servicer, LLC (“AGES”), as administrative agent, AGES, as collateral agent, Macquarie Bank Limited, as issuing bank and the lenders from time to time party thereto (the “Credit Agreement”); and (ii) an amended and restated guaranty and collateral agreement in favor of AGES as the collateral agent for the lenders from time to time party to the Credit Agreement, the secured swap parties and the issuing bank (the “Guaranty and Collateral Agreement”). To facilitate review by investors and stakeholders of the Credit Agreement and the Guaranty and Collateral Agreement, the Company has elected to file the agreements as Exhibits to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1	Term Loan Credit Agreement, effective as of April 28, 2017, by and among Rex Energy Corporation, Angelo, Gordon Energy Servicer, LLC, as Administrative Agent and Collateral Agent, Macquarie Bank Limited, as Issuing Bank and the lenders from time to time party thereto.

10.2	Amended and Restated Guaranty and Collateral Agreement, dated as of April 28, 2017, made by Rex Energy Corporation and each of the other grantors (as defined therein) in favor of the Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: May 12, 2017	By:	/s/ Jennifer L. McDonough
		Name:	Jennifer L. McDonough
		Title:	Sr. Vice President, General Counsel and Corporate Secretary